JOINT INSURED AGREEMENT

WHEREAS, each of Arden Sage Multi-
Strategy Fund, L.L.C, Arden Sage
Multi-Strategy Master Fund, L.L.C.,
 Arden Sage Multi-Strategy
Institutional Fund, L.L.C., Arden
 Sage Triton Fund, L.L.C. and
Arden Sage Multi-Strategy TEI
Institutional Fund, L.L.C.
(together, the "Arden Sage Funds")
 is a non-diversified, closed-end
management investment company
registered as such under the
Investment Company Act of 1940,
as amended (the "1940 Act");
and

WHEREAS, Arden Alternative
Strategies Fund ("AASF" and,
collectively with the "Arden Sage
 Funds," the "Funds") is a
diversified, open-end management
investment company registered as
such under the 1940 Act; and

WHEREAS, the Funds are required
to provide and maintain a fidelity
 bond pursuant to Rule 17g-1 under
the 1940 Act; and

WHEREAS, paragraph (b) of Rule
17g-1 provides that the fidelity
 bond may be in the form of a
joint insured bond covering the
Funds; and

WHEREAS, the Boards of Managers/
Trustees of the Funds, including
a majority of those Managers/Trustees
 who are not "interested persons"
(as that term is defined by the 1940
Act) of the Funds, respectively,
have made the determinations required
 by Rule 17g-1, including those
provisions specifically applicable
to a joint insured bond;

NOW, THEREFORE, the Funds hereby
agree as follows:

1. The Funds will each
 pay a portion of the premiums
for the joint insured fidelity bond
 which is allocated to each party
pro rata according to the percentage
 the party's net assets bears to
the aggregate net assets of all the
 insured parties.

2. In the event recovery is received
under the joint insured bond as a
 result of a loss sustained by more
 than one of the insured parties,
 each party shall receive an
equitable and proportionate share
of the recovery, but such recovery
shall be in an amount at least equal
to the amount which such party would
 have received had it provided and
maintained a single insured bond
with the minimum coverage required
by paragraph (d)(1) of Rule 17g-1
under the 1940 Act.

This Agreement may be executed
simultaneously in two or more
counterparts, each of which shall
be deemed an original, but all of
which taken together shall constitute
 one and the same instrument.

Dated:  October 25, 2012ARDEN SAGE MULTI-STRATEGY FUND,
L.L.C.

By: /s/Craig Krawiec
Name:  Craig Krawiec
Title:    Manager





ARDEN SAGE MULTI-STRATEGY
MASTER FUND, L.L.C.


By: /s/Craig Krawiec
Name:  Craig Krawiec
Title:    Manager

ARDEN SAGE MULTI-STRATEGY
INSTITUTIONAL FUND, L.L.C.

By: /s/Craig Krawiec
Name:  Craig Krawiec
Title:    Manager





ARDEN SAGE TRITON FUND, L.L.C.

By: /s/Craig Krawiec
Name:  Craig Krawiec
Title:    Manager





ARDEN SAGE MULTI-STRATEGY TEI
INSTITUTIONAL FUND, L.L.C.

By: /s/Craig Krawiec
Name:  Craig Krawiec
Title:    Manager





ARDEN ALTERNATIVE STRATEGIES FUND

By: /s/Henry Davis
Name:  Henry Davis
Title:    Trustee





DOC ID - 9951504.6